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                                                                      EXHIBIT 25
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
             _____________________________________________________
                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                    TRUSTEE PURSUANT TO SECTION 305(b)(2) ___
             _____________________________________________________

                            _______________________
              (Exact name of Trustee as specified in its charter)

    _______________________
    _______________________                 _________        _______________
(Address of principal executive offices)    (Zip Code)      (I.R.S. Employer
                                                            Identification No.)

                         _____________________________
                         _____________________________
                         _____________________________
                         _____________________________
                      Attn: _____________________________
           (Name, address and telephone number of agent for service)


                          CROWN AMERICAN REALTY TRUST
              (Exact name of obligor as specified in its charter)


                MARYLAND                                 25-1713733
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)


            PASQUERILLA PLAZA
         JOHNSTOWN, PENNSYLVANIA                             15901
 (Address of principal executive offices)                 (Zip Code)


                              $________ Securities
                         (Title of Indenture Securities)

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1.       GENERAL INFORMATION
         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  Federal Deposit Insurance Corporation, Washington, D.C.; Comptroller of Currency, Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)  The Trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR.
         The obligor is not an affiliate of the Trustee.

3.       VOTING SECURITIES OF THE TRUSTEE.
         The following information is furnished as to each class of voting securities of the Trustee:

                         AS OF _______________________

                  COLUMN A                                    COLUMN B
              TITLE OF CLASS                            AMOUNT OUTSTANDING
              --------------                            ------------------
          _____________________                      ________________________

4.       TRUSTEESHIPS UNDER OTHER INDENTURES.
         The Trustee is not a Trustee under another indenture under which any other securities, or certificates of interest or participations in any other securities of the obligor are outstanding.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.
         Neither the Trustee nor any of the directors nor executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
         OFFICIALS.
         Voting securities of the Trustee owned by the obligor and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.
         Voting securities of the Trustee owned by any underwriter and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

8.       SECURITIES OF OBLIGOR OWNED OR HELD BY THE TRUSTEE.
         The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.
         The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

10.      OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF
         CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.
         The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10% or more of the voting securities of the obligor, or (2) is an affiliate, other than a subsidiary, of the obligor.


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11.      OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON
         OWNING 50 PER CENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor.

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.
         The obligor is not indebted to the Trustee.

13.      DEFAULTS BY THE OBLIGOR.
         Not applicable.

14.      AFFILIATIONS WITH THE UNDERWRITERS.
         No underwriter is an affiliate of the Trustee.

15.      FOREIGN TRUSTEE.
         Not applicable.

16.      LIST OF EXHIBITS.(1)
         (1)      Articles of Incorporation of the Trustee.

         (2)      Certificate of Authority of the Trustee to commence business.

         (3) Authorization of the Trustee to exercise corporate trust powers.

         (4)      By-laws of the Trustee.

         (5) Not Applicable. (A copy of each Indenture referred to in Item 4.)

         (6) Consent by the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

         (7)      Report of condition of Trustee.

         (8) Not applicable. (Order pursuant to which foreign trustee is authorized to act or sole trustee.)

         (9) Not applicable. (Consent to Service of Process by foreign trustee.)


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, ______________, ___________________ organized and existing under the laws of the State of _____________, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of _________________, __________________ on the _________ day of ___________________.

                                                _____________________, (Trustee)


                                                By:_____________________________

                                                Title:__________________________

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(1) To be filed by Amendment.